Exhibit 5.1

[Letterhead of Ice Miller LLP]

September 9, 2019

Hillenbrand, Inc.

One Batesville Boulevard

Batesville, IN 47006

Ladies and Gentlemen:

We have acted as counsel to Hillenbrand, Inc., an Indiana corporation (the “Company”), Batesville Casket Company, Inc., an Indiana corporation (“Batesville Casket”), Batesville Manufacturing, Inc., an Indiana corporation (“Batesville Manufacturing”), and Batesville Services, Inc., an Indiana corporation (“Batesville Services,” and together with Batesville Casket and Batesville Manufacturing, the “Indiana Co-Registrants”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company, the Indiana Co-Registrants and the other co-registrants named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the Securities Act, of the following securities: (i) debt securities of the Company, in one or more series (“Debt Securities”); (ii) shares of common stock, without par value, of the Company (“Common Stock”); (iii) shares of preferred stock of the Company (the “Preferred Stock”), in one or more classes or series; (iv) warrants to purchase any of the securities described in clauses (i) to (iii) (collectively, the “Warrants”); and (v) guarantees of one or more of the co-registrants, including the Indiana Co-Registrants, to be issued in connection with the Debt Securities (the “Guarantees”). The Debt Securities, Common Stock, Preferred Stock, Warrants and Guarantees are collectively referred to herein as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more articles of amendment (each, the “Articles of Amendment”). Each of the Articles of Amendment will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference.

Each series of Debt Securities and any related Guarantees thereof will be issued pursuant to an Indenture, dated as of July 9, 2010, by and between the Company and U.S. Bank National Association, as Trustee (the “Indenture”), as may be amended or supplemented from time to time.

Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference.

In connection with this opinion we have examined the Registration Statement and the exhibits being filed thereunder, the Restated and Amended Articles of Incorporation of the Company, as have been corrected and amended (the “Articles of Incorporation”), and the Amended and Restated Code of By-Laws (the “By-Laws”) of the Company, each in the form filed with the Commission, and the resolutions of the Board of Directors of the Company effective as of September 6, 2019 relating to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In our examination, we have assumed, without independent verification: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that (1) stock certificates evidencing Preferred Stock, if any, to be issued pursuant to the Registration Statement will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Indiana Business Corporation Law, as amended (the “IBCL”); and (2) stock certificates, if any, evidencing Common Stock or Preferred Stock to be issued pursuant to the Registration Statement will conform to the requirements of the IBCL and will be duly executed and delivered.

Hillenbrand, Inc.

September 9, 2019

The opinions set forth below are limited to the laws of the State of Indiana and, as to Paragraphs 1 and 2 only, the State of New York, and we do not express any opinion with respect to the laws, rules or regulations of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.     With respect to any series of Debt Securities covered by the Registration Statement, when (i) appropriate corporate action has been taken to authorize the issuance and terms of such series of Debt Securities and related matters and, if necessary, to authorize the execution and delivery of a supplement to the Indenture and (ii) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such series of Debt Securities, when issued and sold in accordance with the Indenture, as supplemented, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.     With respect to the Guarantees of the Indiana Co-Registrants, when (i) appropriate corporate action has been taken to authorize the issuance and terms of such Guarantees and related matters and, if necessary, to authorize the execution and delivery of a supplement to the Indenture and (ii) such Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration for the related Debt Securities, such Guarantees, when issued and sold in accordance with the Indenture, as supplemented, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.     With respect to the shares of Common Stock, when (i) appropriate corporate action has been taken to authorize the issuance of Common Stock, (ii) the Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (iii) unless issued without certificates, certificates representing shares of Common Stock have been duly executed, countersigned and registered in accordance with applicable law, then, upon the happening of such events, such Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable. In rendering the opinion set forth in this Paragraph 3, we have assumed that, at the time of issuance of any Common Stock, (a) the Articles of Incorporation, the By-Laws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

4.     With respect to the shares of any series of Preferred Stock, when (i) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of Articles of Amendment relating thereto with the Secretary of State of the State of Indiana, (ii) such Articles of Amendment shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Indiana, (iii) the Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (iv) unless issued without certificates, certificates representing shares of Preferred Stock have been duly executed, countersigned and registered in accordance with applicable law, then, upon the happening of such events, such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable. In rendering the opinion set forth in this Paragraph 4, we have assumed that, at the time of issuance of any Preferred Stock, (a) the Articles of Incorporation, the By-Laws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Preferred Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

5.     With respect to any series of Warrants, when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution, delivery and performance of a Warrant Agreement (including a form of certificate evidencing the Warrants), and (ii) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase agreement or agency agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Hillenbrand, Inc.

September 9, 2019

The opinions set forth above (except for the opinions set forth in paragraphs 3 and 4 above) are subject to the following additional exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; (f) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity; (k) the Securities being offered, will be issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (l) in the case of any Warrant Agreement, the Warrants, any Articles of Amendment, any underwriting agreement and any other agreements or instruments pursuant to which any Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall not contain any terms or provisions that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ice Miller LLP